Exhibit 99.2

Shell Midstream Partners, L.P. Announces $275 Million in Common Unit Sales

HOUSTON, September 12, 2017– Shell Midstream Partners, L.P. (NYSE: SHLX) today announced the agreement to sell 10,370,000 common units for a total purchase price of approximately $275 million. The common units are being sold to funds managed by Tortoise Capital Advisors, L.L.C. in connection with a registered direct offering and sales of common units pursuant to our at-the-market, or “ATM” equity distribution program, for an average weighted cost of $26.55 per common unit. The registered direct offering is expected to close on or about September 15, 2017, subject to customary closing conditions.

Shell Midstream Partners expects to use the net proceeds to repay amounts outstanding under the partnership’s credit facilities and for general partnership purposes. Borrowings under the credit facilities were used to fund acquisitions of high quality, fee-based infrastructure assets in line with the partnership’s strategy.

“We have continued to execute our strategy to build scale and create a best-in-class portfolio of infrastructure assets. This equity raise and execution format demonstrates our ability to maintain flexibility in the capital markets. We expect to continue to deliver highly accretive acquisitions in support of our top tier distribution growth rate” said John Hollowell, CEO of Shell Midstream Partners.

The common units are being offered and sold pursuant to an effective shelf registration statement that was previously filed with the Securities and Exchange Commission (“SEC”). This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such states. The offering is being made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act.

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Forward Looking Statements

This press release includes various “forward-looking statements.” All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Forward-looking statements include, among other things, statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions. You can identify our forward-looking statements by words such as “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “goals”, “objectives”, “outlook”, “intend”, “plan”, “predict”, “project”, “risks”, “schedule”, “seek”, “target”, “could”, “may”, “should” or “would” or other similar expressions that convey the uncertainty of future events or outcomes. These statements are accompanied by cautionary language identifying important factors, though not necessarily all such factors, which could cause future outcomes to differ materially from those set forth in forward-looking statements. In particular, expressed or implied statements concerning future growth, future actions, closing and funding of acquisitions, future drop downs, volumes, capital requirements, conditions or events, future impact of prior acquisitions, future operating results or the ability to generate sales, income or cash flow or the amount of distributions are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Forward-looking statements speak only as of the date of this press release, and we disclaim any obligation to update such statements for any reason, except as required by law. All forward-looking statements contained in this document are expressly qualified in their entirety by the cautionary statements contained or referred to in this paragraph. Many of the factors that will determine these results are beyond our ability to control or predict. These factors include the risk factors described in Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, as updated by the information in our other filings with the SEC. If any of those risks occur, it could cause our actual results to differ materially from those contained in any forward-looking statement. Because of these risks and uncertainties, you should not place undue reliance on any forward-looking statement.

About Shell Midstream Partners, L.P.

Shell Midstream Partners, headquartered in Houston, Texas, is a fee-based, growth-oriented midstream master limited partnership formed by Royal Dutch Shell to own, operate, develop and acquire pipelines and other midstream assets. Shell Midstream Partners’ assets consist of interests in entities that own crude oil and refined products pipelines serving as key infrastructure to transport onshore and offshore crude oil production to Gulf Coast and Midwest refining markets and to deliver refined products from those markets to major demand centers, as well as interests in entities that own natural gas and refinery gas pipelines which transport offshore natural gas to market hubs and deliver refinery gas from refineries and plants to chemical sites along the Gulf Coast.

Investor Relations Contacts: +1 (832) 337-2034

Media Contacts: +1 (832) 337-4355